EXHIBIT 99.1 PRESS RELEASE


                             FOR IMMEDIATE RELEASE

                           Contact: F. Patrick Hughes
                                 (410) 684-2000

                       MID-ATLANTIC REALTY TRUST ANNOUNCES
                         INCREASED FUNDS FROM OPERATIONS
                                     FOR THE
                    QUARTER AND YEAR ENDED DECEMBER 31, 2001


     Lutherville, MD - (March 5, 2002) - Mid-Atlantic Realty Trust (MART) announced today the results of its operations for the year and quarter ended December 31, 2001.

     For the quarter ended December 31, 2001, MART's diluted Funds from Operations (FFO) was $.42 per share compared to $.39 per share for the quarter ended December 31, 2000, an increase of 7.2%. For the year ended December 31, 2001, MART recorded diluted FFO of $1.61 per share versus $1.49 for 2000, an increase of 7.7%.


     According to F. Patrick Hughes, President and Chief Executive Officer, "MART's quarter and twelve month results were impacted positively by (i) first quarter 2001 opening of Security Square Shopping Center (77,000 square feet) and Waverly Woods Shopping Center (99,000 square feet), (ii) the completed redevelopments  at Rosedale Plaza (August 2000),  Glen Burnie Village  (November
2000) and Burketown Plaza (December 2000) and (iii) the October 2001 acquisition of Pottstown Plaza Shopping Center. Further, the acquisitions of Stonehedge Square (February 2000) and Fullerton Plaza (March 2000) aided reported results for the year ended December 31, 2001."

MID-ATLANTIC REALTY TRUST ANNOUNCES
INCREASED FUNDS FROM OPERATIONS FOR
QUARTER AND YEAR ENDED DECEMBER 31, 2001
PAGE  2


     FFO is defined as net income, excluding gains or losses on properties and other non-recurring items, plus depreciation and amortization. Diluted financial information assumes that all partnership units and convertible debentures are converted into common shares.

     For the year ended December 31, 2001, diluted FFO was $29,351,776 versus $27,150,368 for 2000, while revenues increased to $62,456,375 from $57,585,123.

     For the three months ended December 31, 2001, diluted FFO was $7,730,371 versus $7,154,562 for 2000, while revenues increased to $16,181,760 from $14,986,580.

     Net earnings, computed in accordance with generally accepted accounting principles (GAAP), for the year ended December 31, 2001 were $14,359,029 or $.99 per basic share and $.97 per diluted share versus 2000 results of $12,810,897 or $.93 per basic share and $.92 per diluted share. Net earnings (GAAP) for the three months ended December 31, 2001, were $4,061,329 or $.27 per share, basic and diluted, versus 2000 results of $3,429,963 or $.25 per basic share and $.24 per diluted share.

MID-ATLANTIC REALTY TRUST ANNOUNCES
INCREASED FUNDS FROM OPERATIONS FOR
QUARTER AND YEAR ENDED DECEMBER 31, 2001
PAGE 3

     Comparisons of results for the years and three months ended December 31, 2001 and 2000 are as follows:



                             SUMMARY FINANCIAL DATA
                        (In thousands, except per share)



----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                           Twelve Months Ended                           Three Months Ended
                                              December 31,                                  December 31,

                                        ------------------------------------------------------------------------------------
                                        ------------------------------------------------------------------------------------
                                        Increase        2001           2000         Increase          2001           2000
                                        ------------------------------------------------------------------------------------
                                        ------------------------------------------------------------------------------------

Revenues                                    8.5%     $ 62,456,375     57,585,123      8.0%       $ 16,181,760    14,986,580

Net Earnings                               12.1%     $ 14,359,029     12,810,897     18.4%       $  4,061,329     3,429,963

Earnings per share
     - basic                                6.5%     $       0.99           0.93      8.0%       $       0.27          0.25
     - diluted                              5.4%     $       0.97           0.92     12.5%       $       0.27          0.24

FFO - diluted                               8.1%     $ 29,351,776     27,150,368      8.1%       $  7,730,371     7,154,562

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
FFO - diluted per share                     7.7%     $       1.61           1.49      7.2%       $       0.42          0.39
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

Weighted Average Shares FFO - diluted                  18,285,411     18,209,964                   18,338,803    18,189,412

----------------------------------------------------------------------------------------------------------------------------

     MART is a fully integrated, self administered and self managed real estate investment trust (REIT) which owns, acquires, develops, redevelops, leases, and manages neighborhood and community shopping centers in the Middle Atlantic region. MART shares are traded on the New York Stock Exchange under the symbol "MRR".

     A copy of this and other press releases, links to SEC filings and other information about MART are available at MART's website (www.martreit.com).

MID-ATLANTIC REALTY TRUST ANNOUNCES
INCREASED FUNDS FROM OPERATIONS FOR
QUARTER AND YEAR ENDED DECEMBER 31, 2001
PAGE  4


     Statements made in this press release may include forward looking statements under the federal securities laws. Statements that are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," "prospects," and similar expressions, are intended to identify forward looking statements. While these statements reflect the Company's good faith beliefs, they are not guarantees of future performance, involve risk and uncertainties that could cause actual results to differ materially. The Company disclaims any obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise. For a discussion of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements, see the Risk Factors contained in Exhibit 99.1 to the Company's form 10-K for the last fiscal year.

     For further information, contact F. Patrick Hughes, President and Chief Executive Officer of MART, at (410) 684-2000.